UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 1, 2013
Date of Report (Date of earliest event reported)

FRESH START PRIVATE MANAGEMENT INC.
(Exact name of registrant as specified in its charter)

Nevada	333-153381	26-1972677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 N. Parkcenter Drive Suite 103 Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

(714) 462-4880
Registrant’s telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 - OTHER EVENTS

ITEM 8.01 OTHER EVENTS

On October 1, 2013, the Board of Directors authorized the establishment of an advisory board (the "Advisory Board"). The Advisory Board shall have the responsibility of advising the Board of Directors and management of the Company regarding the Company's development of its intellectual property and technology (the "Proprietary Technology"). The Proprietary Technology relates to the Company's operations involving establishment of alcohol rehabilitation treatment and creation of certain alcohol therapeutic and rehabilitation programs consisting of the Naltrexone implant formulation coupled with life coaching program sessions provided by specialized counselors.

On October 1, 2013, the Company entered into those certain advisory board agreements (collectively, the "Advisory Board Agreements") with members of the advisory board reflected below (collectively, the "Advisory Board Members"). In accordance with the terms and provisions of the Advisory Board Agreements: (i) the Company shall retain each Advisory Board Member for a period commencing upon execution of the Advisory Board Agreement and continuing until notice of termination provided by either party; and (ii) the Advisory Board Member shall provide services to the Company including, but not limited, to: (a) participation in monthly advisory calls and annual meeting, and (b) guidance on business and healthcare strategy issues on as an-needed basis. In further accordance with the terms and provisions of the Advisory Board Agreements, the Company shall grant to each Advisory Board Member 50,000 stock options to purchase 50,000 shares of the Company's common stock at an exercise price of $0.10 per share, which stock options shall vest as follows: (i) 26,000 stock options so long as the Advisory Board Agreement remains effective; and (ii) 24,000 stock option at the rate of 2,000 stock options per month on the last day of each month over a twelve month consecutive period.

The Advisory Board Members

George N. Fallieras, MD. Dr. George Fallieras comes from a family of physicians. Dr. Fallieras grew up in Tampa, Florida, and graduated Phi Beta Kappa from the University of Florida. He obtained his M.D. from the University of Tennessee, and did his residency training in New Orleans at the Tulane Health Science Center/Charity Hospital. Dr. Fallieras is double board certified in both Internal Medicine and Pediatrics. He has extensive Emergency Room, Hospital Inpatient, and ICU experience. Dr. Fallieras has always had a keen interest in addiction medicine, in particular alcohol abuse. He has taken care of countless patients who painfully suffer with end stage liver disease as a result of alcohol abuse. He has witnessed the profound physical and emotional burden that addiction inflicts upon the individual and their families. He has seen the disappointment and shame in the eyes of very good and determined individuals who desperately want to quit, but are held down by the firm grasp of addiction. Like most people, Dr. Fallieras has firsthand knowledge of family members and loved ones who have endured this common struggle.

Lynne Puana, MD. Lynn Puana, MD, CEO & Co-founder of Puana Pain Clinic has been involved in addiction and substance abuse medicine for most of her career. Obtaining her medical degree from Creighton University she then continued her training as an internist at Scott & White Hospital in Temple, TX. After her training, she held various positions within the medical community including Veterans Affairs Hospital in Central Texas. This is where Ms. Puana became very passionate about substance abuse medicine. It was along this path that Dr. Puana was elected board member of American Society of Interventional Pain Physicians Hawaii Chapter, one of the most highly regarded pain and substance controlling entities in the United States. In addition, she started and runs one of the largest and most successful private practice groups in Hawaii, dealing with narcotic and alcohol addiction as well as interventional pain.

William Ferguson, Esq. Frank W. Ferguson, Of Counsel, has an exceptional and diverse record of litigating and providing legal advice and counsel in a wide variety of fields. These include matters related to business and entertainment as well as litigating product liability cases against automobile companies dealing with catastrophic injuries and death involving highly technical issues. Mr. Ferguson has successfully counseled high profile companies and clients on matters related to launching new businesses and maximizing ongoing concerns. In the past Mr. Ferguson has successfully represented plaintiffs in matters against Fortune 100 Companies in matters involving matters ranging from automobile defects in Texas and helicopter crashes in the North Sea to fatal drilling rig explosions in Louisiana. Born and raised primarily in Florida, Mr. Ferguson received a Bachelor of Arts degree in Business Administration and Economics from Flagler College in St. Augustine, Florida. He received his Juris Doctor degree from the University of La Verne, where he was the recipient of multiple academic awards and the Dean of the Delta Theta Phi Law Fraternity. He was a two year member of the Entertainment Law Moot Court Team. His first case out of law school as co-counsel in Houston, Texas resulted in a verdict in excess of $14 Million. Prior to joining Fowler & Good, Mr. Ferguson maintained a successful practice working on matters nationwide. Prior to having his own practice Mr. Ferguson worked for several years at two well respected civil litigation firms in Los Angeles. Before his legal career Mr. Ferguson worked for more than a decade in virtually all aspects of the entertainment industry including film, television, music and live production. He continues to maintain many contacts from his work in the entertainment field.

Mr. Ferguson is an 8th generation Floridian presently residing in the Los Angeles area where he maintains an active law practice focusing on litigation, business startup and growth and entertainment matters. He is a founding and active board member of Hoops From Home, a non-profit organization that brings professional and college basketball players and coaches to U.S. Military bases to conduct clinics for this children of service members living on base. Mr. Ferguson is admitted to practice law in all state and federal courts in California and Texas.

Tom Welch. Mr. Welch has been involved in the identifying and placement of talented candidates on a national level in healthcare since 1999. In addition to doing both temporary and permanent placement as a Healthcare recruiter, he has been engaged in consulting in long term care, acute care, and rehab care market place. Mr. Welch created Benchmark Consulting Group LLC in 2001 in Los Angles California and expanded into Dallas Texas in 2005. He has been actively involved in assisting in infrastructure creation including, front and back office management, billing and coding personnel, clinical management and executive teams. Mr. Welch started his career in Healthcare in Omaha Nebraska where he supervised the medivan program while training for his emergency medical technician license with Eastern Ambulance.

TAK Management is currently assisting in the streamlining of clinical and financial operations for Start Fresh Alcohol Recovery Clinic Inc. including placement and training of key personnel, billing, coding, and collections and establishing and maintaining relationships with outside vendors and physicians. Tom has also utilized industry contacts to reach out to the U.S. Military and Veterans Administration. TAK Management anticipates opening a minimum of 4 more clinics in major markets in the U.S. prior to close of 2013.

Joan Pedicini. Ms. Pedicini is a chief executive officer of Start Fresh Recovery Southwest located in Scottsdale, Arizona. Ms. Pedicini received her Bachelors Degree from Valparaiso University, where she majored in accounting. She held several accounting positions and worked at A.C. Nielsen, Stepan Company and Spencer Stuart. After her twelve year career as a CPA, Ms. Pedicini took time off to raise her family. She earned her real estate license in Chicago and rehabbed several properties. In 2008, Ms. Pedicini relocated from Chicago to Arizona where she resides with her husband Eric and their two sons, Garrett and David.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESH START PRIVATE MANAGEMENT INC.

DATE: November 18, 2013	By:	/s/ Kent Emry
	Name:	Kent Emry
	Title:	Chief Executive Officer